Exhibit 5.1

Schiff Hardin LLP 233 South Wacker Drive Suite 7100 Chicago, IL 60606

T 312.258.5500 F 312.258.5600

schiffhardin.com

September 30, 2020	Jason L. Zgliniec (312) 258.5795 jzgliniec@schiffhardin.com

First Mid Bancshares, Inc.
1421 Charleston Avenue
Mattoon, Illinois 61938

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Mid Bancshares, Inc., a Delaware corporation formerly known as First Mid-Illinois Bancshares, Inc. (the “Company”), in connection with a registration statement on Form S-3 filed by the Company pursuant to Rule 462(b) (the “462(b) Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on September 30, 2020 under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the registration of an incremental aggregate offering price of up to $16,000,000 of debt securities of the Company (the “Debt Securities”) in addition to the $80,000,000 aggregate offering price of Debt Securities previously registered by the Company under the registration statement on Form S-3 (File No. 333-227595) declared effective October 9, 2018 (the “Registration Statement”). The Debt Securities will be issued under an indenture substantially in the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement and 462(b) Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party, (ii) that all acts have been taken without violation of any fiduciary duties and in accordance with any notice or disclosure requirements, (iii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company, and (iv) that the execution and delivery by the Company of, and performance by it of its obligations under, such documents do not violate any law, rule, regulation, agreement or instrument binding upon the Company or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Delaware General Corporation Law and those laws, rules and regulations of the states of Illinois and New York and the United States of America that, in our experience, are normally applicable to transactions of the type provided for by the documents executed or to be executed, but without our having made any special investigation with respect to any other laws, rules or regulations).

First Mid Bancshares, Inc.

September 30, 2020

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when any applicable state securities or Blue Sky laws have been complied with, with respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Debt Securities are to be sold pursuant to an underwriting, purchase or agency agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold (1) in accordance with the applicable underwriting, purchase or agency agreement, if any, and the Indenture upon payment of the agreed-upon consideration therefor, or (2) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument, if any, governing such security providing for such conversion or exercise as approved by the board of directors upon payment of the agreed-upon consideration therefor, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

First Mid Bancshares, Inc.

September 30, 2020

The opinions set forth above are subject to the following qualifications:

A.       The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect, (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Offered Debt Security denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iv) government authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

B.       The foregoing opinions are limited to the laws of the State of New York, the State of Illinois, the United States of America and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ Jason L. Zgliniec
Jason L. Zgliniec